ASSIGNMENT AND ASSUMPTION OF
PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this "Assignment") is made and entered into this 19th day of October, 2010 by and between PREFERRED APARTMENT COMMUNITIES, INC., a Maryland corporation, as Assignor ("Assignor"), and PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.,  a Delaware limited partnership, as Assignee ("Assignee").

WHEREAS, Oxford Rise Partners, LLC, a Georgia limited liability company ("Oxford") and Williams Opportunity, LLC, a Georgia limited liability company ("WOF", and collectively with Oxford, "Seller"), as sellers, and Assignor, as buyer, entered into that certain Contract of Purchase and Sale Agreement dated September 29, 2010 (as at any time amended, the "Contract") related to the purchase of all of the membership interest of Oxford Rise JV, LLC, a Delaware limited liability company ("Rise"), the owner of that certain property located at 900 Selwyn Place, West Vincent Township, Chester County, Pennsylvania, consisting of a 216 unit apartment complex and related facilities more commonly known as the Oxford Rise Apartments; and

WHEREAS, Assignor wishes to assign to Assignee its rights pursuant to the Contract relating to the purchase of those certain membership interests of Rise, as more particularly described in the Contract.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Contract in order to expressly confer upon Assignee all of the benefits of a successor, assign and nominee of Assignor under the Contract.

By executing this Agreement, Assignee hereby accepts the assignment of the Contract and all obligations of Assignor thereunder, as aforesaid.

This Assignment shall be governed by, and constructed in accordance with, the internal laws of the State of Delaware.  This Assignment may be executed in multiple counterparts, including counterparts delivered by facsimile or electronic PDF transmission, and each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date and year first set forth herein.

ASSIGNOR:

PREFERRED APARTMENT COMMUNITIES, INC.

By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

ASSIGNEE:

PREFERRED APARTMENT
COMMUNITIES OPERATING
PARTNERSHIP, L.P.

By:	PREFERRED APARTMENT
COMMUNITIES, INC.
its General Partner

By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

Assignment and Assumption of Purchase Contract - Rise